EQUITRANS MIDSTREAM ANNOUNCES THIRD QUARTER 2020 RESULTS

Canonsburg, PA (November 3, 2020) – Equitrans Midstream Corporation (NYSE: ETRN), today, announced financial and operational results for the third quarter 2020. Included in the "Non-GAAP Disclosures" section of this news release are important disclosures regarding the use of non-GAAP supplemental financial measures, including information regarding their most comparable GAAP financial measure.
Q3 2020 Highlights:
•Delivered third quarter 2020 results ahead of guidance
•Generated $168 million of net income and achieved $282 million of adjusted EBITDA
•Recorded 68% of total operating revenue from firm reservation fees
•Raised full-year 2020 adjusted EBITDA and free cash flow guidance
"Our third quarter results demonstrate our ability to generate predictable and stable revenue in any type of operating environment," said Thomas F. Karam, ETRN chairman and chief executive officer. "The transformative actions that we took earlier in the year have allowed us to focus on controlling costs and efficiently deploying capital, which ultimately enables us to strengthen our balance sheet and generate substantial free cash flow."
"Our results also reflect the benefits we are realizing as a result of the new gathering agreement executed earlier this year," said Diana M. Charletta, ETRN president and chief operating officer. "This new agreement allows us to optimize our assets by eliminating redundancies, scheduling efficient construction plans, and safely streamlining operations, all of which lead to meaningful capital reductions."
Charletta continued, "In addition, as our nation continues to navigate the uncertainties of the COVID-19 pandemic, ETRN is proud to play a part in safely transporting critical energy resources during these unprecedented times. By implementing strict pandemic-related working protocols early on, our operations teams have continued to provide safe, reliable, and uninterrupted midstream services for our customers."
THIRD QUARTER 2020 SUMMARY RESULTS

$ millions (except per share metrics)
Net income attributable to ETRN common shareholders	$149.8
Adjusted net income attributable to ETRN common shareholders	$135.1
Earnings per diluted share attributable to ETRN common shareholders	$0.35
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.31
Net income	$168.4
Adjusted EBITDA	$281.6
Deferred revenue	$74.6
Net cash provided by operating activities	$231.2
Free cash flow	$44.6
Retained free cash flow	$(20.3)
Net income attributable to ETRN common shareholders for the third quarter 2020 was impacted by a $21.0 million unrealized gain on derivative instruments. The unrealized gain is reported within other income and relates to the contractual agreement with EQT Corporation (EQT) in which ETRN will receive cash from EQT conditioned on the quarterly average of certain Henry Hub natural gas prices exceeding certain thresholds during the three years following the Mountain Valley Pipeline's (MVP) in-service, but in no case extending beyond December 2024. The contract is accounted for as a derivative with the fair value marked-to-market at each quarter-end.
As a result of the gathering agreement with EQT entered into in February 2020, revenue from the contracted minimum volume commitment (MVC) is recognized utilizing an average rate applied over the 15-year contract life. The difference between the cash received from the contracted MVC and the revenue recognized results in the deferral of revenue into future periods. In the third quarter 2020, deferred revenue was $74.6 million.
Operating revenue for the third quarter was lower compared to the same quarter last year by $58.4 million, primarily from the impact of deferred revenue. The reduction in operating revenue was partially offset by increased revenue from higher MVCs. Operating expenses decreased by $297.4 million compared to the third quarter 2019, primarily as a result of a $305.5 million impairment of goodwill in the third quarter 2019. Additionally, operating and maintenance expense decreased versus the prior year quarter while selling, general and administrative and depreciation expense increased.
QUARTERLY DIVIDEND
For the third quarter 2020, ETRN will pay a quarterly cash dividend of $0.15 per common share on November 13, 2020 to ETRN common shareholders of record at the close of business on November 3, 2020.
TOTAL CAPITAL EXPENDITURES AND CAPITAL CONTRIBUTIONS

$ millions	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020	Full-Year 2020 Forecast
MVP	$63	$142	$265 - $275
Gathering(1)	$77	$266	$330 - $340
Transmission(2)	$9	$36	$45 - $55
Water	$3	$8	$15
Headquarters	$1	$3	$5
Total	$153	$455	$660 - $690
(1)Excludes $13.5 million and $37.1 million of capital expenditures related to noncontrolling interests in Eureka Midstream Holdings, LLC (Eureka) for the three and nine months ended September 30, 2020, respectively. Full-year 2020 forecast excludes approximately $45 million of capital expenditures related to the noncontrolling interests in Eureka.
(2)Includes capital contributions to Mountain Valley Pipeline, LLC (MVP JV) for the MVP Southgate project.
OUTLOOK

$ millions	Full-Year 2020
Net income attributable to ETRN	$430 - $450
Adjusted EBITDA	$1,200 - $1,220
Deferred revenue	$225
Free cash flow	$320 - $340
Retained free cash flow	$(90) - $(70)
BUSINESS AND PROJECT UPDATES
Outstanding Debt and Liquidity
As of September 30, 2020, ETRN reported $6.4 billion of consolidated long-term debt; $485 million of borrowings and $235 million of letters of credit outstanding under the $3 billion revolving credit facility; and $182.5 million of cash.
Water Services
Water operating income was $10.1 million and water EBITDA was $18.2 million in the third quarter 2020. Water EBITDA is forecast to be approximately $70 - $75 million for the full-year 2020.

Volume Curtailment Update
Third quarter 2020 gathered volumes and revenue were impacted by temporary production curtailments by EQT. The curtailed volumes averaged approximately 570 MMcf per day during the month of September and were brought back online in a phased approach during the first half of October.
Mountain Valley Pipeline
Recently, the MVP JV obtained a number of key permits and authorizations. In September, the MVP JV received the project's new Biological Opinion, and the U.S. Army Corps of Engineers (USACE) approved the project's Nationwide Permit 12 (NWP12); and in early October, the MVP JV received approval from the U.S. Federal Energy Regulatory Commission (FERC) to resume forward construction along the majority of the route. In mid-October, the Fourth Circuit Court of Appeals issued a temporary administrative stay of the project’s NWP12, which prevents construction of waterbody crossings under the USACE's NWP12 program until the Court rules on the full motion to stay. The Court has scheduled oral arguments for November 9 on the full motion to stay. Additionally, in late October, a challenge was filed against the project's new Biological Opinion.
Due to unanticipated delays during the prime 2020 construction seasons resulting from the current inability to complete certain construction work related to the NWP12 and the remaining FERC stop work order related to approximately 25 miles of the project, the MVP JV is targeting a full in-service date for the project during the second half of 2021. The total project cost estimate is $5.8 - $6.0 billion, of which ETRN expects to fund approximately $2.9 billion. As of September 30, 2020, ETRN had funded approximately $2.1 billion. Based on the midpoint of the total project cost estimate, ETRN expects to have an approximate 47.6% ownership interest in MVP and will operate the pipeline.
MVP Southgate
In June 2020, the FERC issued the Certificate of Public Convenience and Necessity for the MVP Southgate project. In August 2020, North Carolina regulators denied the MVP JV's application for a Section 401 water quality certification, which was appealed in September 2020. Project construction is expected to begin in 2021, upon receiving all necessary permits and authorizations, and MVP Southgate is targeted to enter service during 2022. The approximately 75-mile pipeline is expected to receive gas from MVP in Virginia and transport the gas to new delivery points in Rockingham and Alamance Counties, North Carolina. With a total project cost estimate of approximately $450 million to $500 million, MVP Southgate is backed by a 300 MMcf per day firm capacity commitment from Dominion Energy North Carolina and, as designed, the pipeline has expansion capabilities that could provide up to 900 MMcf per day of total capacity. ETRN has a 47.2% ownership interest in MVP Southgate and will operate the pipeline.
Q3 2020 Earnings Conference Call Information
ETRN will host a conference call with security analysts today, November 3, 2020, at 10:30 a.m. (ET) to discuss third quarter 2020 financial results, operating results, and other business matters.
Call Access: All participants must pre-register online, in advance of the call. Upon completion, registered participants will receive a confirmation email that includes instructions for accessing the call, as well as a unique registration ID and passcode. Please pre-register using the appropriate online registration links below:
Security Analysts :: Audio Registration
Your email confirmation will contain dial-in information, along with your unique ID and passcode.
All Other Participants :: Webcast Registration
Your email confirmation will contain the webcast link, along with your unique ID and passcode.
Call Replay: For 14 days following the call, an audio replay will be available at (800) 585-8367 or (416) 621-4642. The ETRN conference ID: 7529126.
ETRN management speak to investors from time-to-time and the presentation for these discussions, which is updated periodically, is available via www.equitransmidstream.com.

NON-GAAP DISCLOSURES
Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders
Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders are non-GAAP supplemental financial measures that management and external users of ETRN’s consolidated financial statements, such as investors, may use to make period-to-period comparisons of earnings trends. Management believes that adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented provide useful information for investors for evaluating period-over-period earnings. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be considered as alternatives to net income attributable to ETRN common shareholders, earnings per diluted share attributable to ETRN common shareholders or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders as presented have important limitations as analytical tools because they exclude some, but not all, items that affect net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders, including, as applicable, the premium on redemption of a portion of EQM Midstream Partners, LP (EQM) Series A Perpetual Convertible Preferred Units (EQM Series A Preferred Units), separation and other transaction costs, impairments of long-lived assets, changes in the fair value of derivative instruments and loss on early extinguishment of debt, which items affect the comparability of results period to period. The impact of noncontrolling interests is also excluded from the calculations of adjustment items to adjusted net income attributable to ETRN common shareholders, as is the tax impact of non-GAAP items. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders should not be viewed as indicative of the actual amount of net income attributable to ETRN common shareholders or actual earnings of ETRN in any given period.
The table below reconciles adjusted net income attributable to ETRN common shareholders and adjusted earnings per diluted share attributable to ETRN common shareholders with net income attributable to ETRN common shareholders and earnings per diluted share attributable to ETRN common shareholders as derived from the statements of consolidated comprehensive income to be included in ETRN’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020.

Reconciliation of Adjusted Net Income Attributable to ETRN Common Shareholders and Adjusted Earnings per Diluted Share Attributable to ETRN Common Shareholders

	Three Months Ended September 30,
(Thousands, except per share information)	2020	2019
Net income (loss) attributable to ETRN common shareholders	$149,838	$(65,825)
Add back / (deduct):
Separation and other transaction costs	984	256
Impairments of long-lived assets	—	305,459
Unrealized gain on derivative instruments	(21,005)	—
Noncontrolling interest impact of non-GAAP items	—	(96,913)
Tax impact of non-GAAP items(1)	5,265	(54,909)
Adjusted net income attributable to ETRN common shareholders	$135,082	$88,068
Diluted weighted average common shares outstanding	432,821	254,915
Adjusted earnings per diluted share attributable to ETRN common shareholders	$0.31	$0.35
(1)The adjustments were tax effected at the Company’s federal and state statutory tax rate for each period.
Adjusted EBITDA
As used in this news release, Adjusted EBITDA means net income, plus income tax expense, net interest expense, loss on early extinguishment of debt (as applicable), depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC (Preferred Interest), non-cash long-term compensation expense (income), and separation and other transaction costs, less equity income, AFUDC-equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.
The table below reconciles adjusted EBITDA with net income as derived from the statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2020.
Reconciliation of Adjusted EBITDA

	Three Months Ended September 30,
(Thousands)	2020	2019
Net income (loss)	$168,439	$(61,489)
Add:
Income tax expense	28,440	1,948
Net interest expense	86,411	65,606
Depreciation	66,772	59,460
Amortization of intangible assets	16,204	14,540
Impairments of long-lived assets	—	305,459
Preferred Interest payments	2,765	2,746
Non-cash long-term compensation expense (income)	3,048	(718)
Separation and other transaction costs	984	256
Less:
Equity income	(60,917)	(44,448)
AFUDC – equity	(192)	(474)
Unrealized gain on derivative instruments	(21,005)	—
Adjusted EBITDA attributable to noncontrolling interest(1)	(9,363)	(9,149)
Adjusted EBITDA	$281,586	$333,737

(1)Reflects adjusted EBITDA attributable to noncontrolling interest associated with the third-party ownership interest in Eureka. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2020 was calculated as net income of $4.0 million plus depreciation of $2.8 million, plus amortization of intangible assets of $2.1 million and plus interest expense of $0.5 million. Adjusted EBITDA attributable to noncontrolling interest for the three months ended September 30, 2019 was calculated as net loss of $29.7 million, plus depreciation of $2.6 million, plus amortization of intangible assets of $1.3 million, plus impairments of long-lived assets of $34.0 million and plus interest expense of $1.0 million.
Free Cash Flow
As used in this news release, free cash flow means net cash provided by operating activities plus principal payments received on the Preferred Interest, and less net cash provided by operating activities attributable to noncontrolling interest, capital expenditures (excluding the noncontrolling interest share (40%) of Eureka capital expenditures), capital contributions to MVP JV, and distributions/dividends and redemption amounts paid to Series A Preferred unitholders/shareholders (as applicable).
Retained Free Cash Flow
As used in this news release, retained free cash flow means free cash flow less dividends paid to common shareholders and distributions paid to noncontrolling interest EQM common unitholders (as applicable).
The table below reconciles free cash flow and retained free cash flow with net cash provided by operating activities as derived from the statements of consolidated cash flows to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2020.
Reconciliation of Free Cash Flow and Retained Free Cash Flow

	Three Months Ended September 30,
(Thousands)	2020	2019
Net cash provided by operating activities	$231,195	$267,926
Add back / (deduct):
Principal payments received on the Preferred Interest	1,259	1,173
Net cash provided by operating activities attributable to noncontrolling interest(1)	(13,828)	(4,744)
ETRN Series A Preferred Shares dividends(2)	(2,251)	—
EQM Series A Preferred Unit distributions(3)	(10,929)	(22,979)
Capital expenditures(4)(5)	(95,243)	(280,394)
Capital contributions to MVP JV	(65,630)	(211,677)
Free cash flow	$44,573	$(250,695)
Less:
Dividends paid to common shareholders (6)	(64,871)	(114,634)
Distributions paid to noncontrolling interest EQM common unitholders	—	(96,526)
Retained free cash flow	$(20,298)	$(461,855)
(1)Reflects 40% of $34.6 million and $11.9 million, or Eureka’s standalone net cash provided by operating activities, representing the noncontrolling interest portion for the three months ended September 30, 2020 and 2019, respectively.
(2)Reflects cash dividends paid of $0.075 per ETRN Series A Perpetual Convertible Preferred Share.
(3)Reflects partial period distributions paid for the period 4/1/2020 through 6/17/2020 and cash distributions of $1.0364 per EQM Series A Preferred Unit in the third quarter of 2019.
(4)Does not reflect amounts related to the noncontrolling interest share of Eureka.
(5)ETRN accrues capital expenditures when the work has been completed but the associated bills have not yet been paid. Accrued capital expenditures are excluded from the statements of consolidated cash flows until they are paid.
(6)Second quarter 2020 dividend of $0.15 per ETRN common share was paid during the third quarter 2020.
Adjusted EBITDA, free cash flow and retained free cash flow are non-GAAP supplemental financial measures that management and external users of ETRN's consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess:
•ETRN’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or, in the case of adjusted EBITDA, financing methods
•The ability of ETRN’s assets to generate sufficient cash flow to pay dividends to ETRN’s shareholders
•ETRN’s ability to incur and service debt and fund capital expenditures and capital contributions

•The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities
ETRN believes that adjusted EBITDA, free cash flow, and retained free cash flow provide useful information to investors in assessing ETRN's financial condition and results of operations. Adjusted EBITDA, free cash flow, and retained free cash flow should not be considered as alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA, free cash flow, and retained free cash flow have important limitations as analytical tools because they exclude some, but not all, items that affect net income, operating income and net cash provided by operating activities. Additionally, because these non-GAAP metrics may be defined differently by other companies in ETRN's industry, ETRN's definitions of adjusted EBITDA, free cash flow, and retained free cash flow may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measures. Free cash flow and retained free cash flow should not be viewed as indicative of the actual amount of cash that ETRN has available for dividends or that ETRN plans to distribute and are not intended to be liquidity measures.
ETRN is unable to provide a reconciliation of projected adjusted EBITDA from projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected free cash flow or retained cash flow to net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. ETRN has not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income (loss) is not available without unreasonable effort.
ETRN is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. ETRN is unable to project these timing differences with any reasonable degree of accuracy to a specific day, three or more months in advance. Therefore, ETRN is unable to provide projected net cash provided by operating activities, or the related reconciliation of each of projected free cash flow and projected retained free cash flow to projected net cash provided by operating activities without unreasonable effort. ETRN provides a range for the forecasts of net income attributable to ETRN, adjusted EBITDA, free cash flow and retained free cash flow to allow for the inherent difficulty of predicting certain amounts and the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other.
Water EBITDA
As used in this news release, water EBITDA means the earnings before interest, taxes, depreciation and amortization of ETRN’s water services business. Water EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the impact of ETRN’s water services business on ETRN’s operating performance and ETRN’s ability to incur and service debt and fund capital expenditures. Water EBITDA should not be considered as an alternative to ETRN’s net income, operating income or any other measure of financial performance presented in accordance with GAAP. Water EBITDA has important limitations as an analytical tool because the measure excludes some, but not all, items that affect net income and operating income. Additionally, because water EBITDA may be defined differently by other companies in ETRN’s industry, the definition of water EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles water EBITDA from ETRN's water operating income as derived from ETRN's statements of consolidated comprehensive income to be included in ETRN's Quarterly Report on Form 10-Q for the three months ended September 30, 2020.
ETRN has not provided a reconciliation of projected water EBITDA from projected water operating income, the most comparable measure calculated in accordance with GAAP. ETRN does not allocate certain costs, such as interest expenses, to individual assets within its business segments. Therefore, the reconciliation of projected water EBITDA from projected water operating income is not available without unreasonable effort. ETRN has provided a range for the forecast of water EBITDA to allow for the variability in the timing of spending and the impact on the related reconciling items, many of which interplay with each other.
Reconciliation of Water EBITDA

	Three Months Ended September 30,
(Thousands)	2020	2019
Water operating income	$10,118	$7,722
Add: Depreciation	8,105	6,907
Water EBITDA	$18,223	$14,629
About Equitrans Midstream Corporation:
Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and, as the parent company of EQM Midstream Partners, is one of the largest natural gas gatherers in the United States. Through its strategically located assets in the Marcellus and Utica regions, ETRN has an operational focus on gas transmission and storage systems, gas gathering systems, and water services that support natural gas development and production across the Basin. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 with the vision to be the premier midstream services provider in North America. ETRN is helping to meet America’s growing need for clean-burning energy, while also providing a rewarding workplace and enriching the communities where its employees live and work.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com; and to learn more about our environmental, social, and governance practices visit https://csr.equitransmidstream.com.
Analyst inquiries:
Nate Tetlow – Vice President, Corporate Development and Investor Relations
412-553-5834
ntetlow@equitransmidstream.com
Media inquiries:
Natalie Cox – Communications and Corporate Affairs
412-395-3941
ncox@equitransmidstream.com
Cautionary Statements
This news release contains certain forward-looking statements within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 27A of the United States Securities Act of 1933, as amended (the Securities Act), concerning ETRN and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “target,” "expect," "intend" or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside ETRN's control. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN and its affiliates, including guidance and any changes in such guidance regarding ETRN’s gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the new Gas Gathering and Compression Agreement and related documents entered into with EQT Corporation (EQT) (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees), deferred revenues, expenses, and contract liabilities, and the effects on projected revenue, deferred revenue and contract liabilities associated with the EQT Global GGA and the MVP project (including changes in the targeted full in-service date for such project); the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving a portion of such relief; ETRN’s ability to de-lever; forecasted adjusted EBITDA (and incremental adjusted EBITDA with MVP full in-service), water EBITDA, net income attributable to ETRN, free cash flow, retained free cash flow, leverage ratio, and deferred revenue; the weighted average contract life of gathering, transmission and storage contracts; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water expansion projects); the cost, capacity, shippers for, timing of regulatory approvals, final design (including expansions or extensions and capital and incremental adjusted EBITDA related thereto), ability to contract additional capacity on and targeted in-service dates of current or in-service projects or assets, in each case as applicable; the ultimate terms, partners and structure of Mountain Valley Pipeline, LLC (MVP JV) and ownership interests therein; the impact of changes in the targeted full in-service date of the MVP project on the fair value of the Henry Hub cash bonus provision of the EQT Global GGA; expansion projects in ETRN’s operating areas and in areas that would provide access to new markets; ETRN’s ability to provide produced water handling services and realize expansion opportunities and related capital avoidance; ETRN’s ability to identify and complete acquisitions and other strategic transactions, including joint ventures, effectively integrate transactions into ETRN’s operations, and achieve synergies, system optionality and accretion associated with transactions, including through increased scale; ETRN’s ability to access commercial opportunities and new customers for its water services business, and the timing and final terms of any definitive water services agreement or agreements between EQT and ETRN entered into pursuant to the letter agreement between the parties in respect of water services (Water Services Letter Agreement); any credit rating impacts associated with the MVP project, customer credit ratings changes, including EQT's, and defaults, acquisitions, dispositions and financings and any changes in EQM’s credit ratings; the impact of a dispute with EQT (or resolution thereof) regarding the Hammerhead gathering agreement and/or ownership of the Hammerhead pipeline on ETRN’s business and results of operations; the impact of such dispute (or resolution thereof) on investors’ perceptions of ETRN’s commercial relationship with EQT; the effect and outcome of future litigation and other proceedings, including regulatory proceedings; effects of any consolidation of or effected by upstream gas producers, whether in or outside of the Appalachian Basin; the ability of ETRN’s contracts to survive a customer bankruptcy or restructuring; the timing and amount of future issuances or repurchases of ETRN’s securities; effects of conversion, if at all, of ETRN’s preferred shares; effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement or agreements between EQT and ETRN related to the Water Services Letter Agreement, and the potential impacts thereon of the commission timing and cost of the MVP project; projected capital contributions and capital and operating expenditures, including the amount and timing of reimbursable capital expenditures, capital budget and sources of funds for capital expenditures; dividend amounts, timing and rates; changes in commodity prices and the effect of commodity prices on ETRN's business, including future decisions of customers in respect of curtailing (or subsequently bringing back online) natural gas production, choke management, timing of turning wells in line, rig and completion activity and related impacts on ETRN’s business; liquidity and financing requirements, including sources and availability; interest rates; the ability of ETRN’s subsidiaries (some of which are not wholly owned) to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in ETRN’s areas of operations; ETRN’s ability to achieve the anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement and related agreements; the impact on ETRN and its subsidiaries of the coronavirus disease 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and ETRN’s services, the duration of the reduction or curtailment of production of associated gas from basins such as the Permian basin, commodity prices and access to capital; the effects of government regulation; and tax status and position. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, "Risk Factors" in ETRN's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the SEC), as updated by the risk factors disclosed under Part II, Item 1A, "Risk Factors," of ETRN’s Quarterly Report on Form 10-Q for the three months ended June 30, 2020 filed with the SEC and ETRN's subsequent Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date on which such statement is made, and ETRN does not intend to correct or update any forward-looking statement, unless required by securities laws, whether as a result of new information, future events or otherwise. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

EQUITRANS MIDSTREAM CORPORATION
 STATEMENTS OF CONSOLIDATED COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,
	2020	2019

	(Thousands, except per share amounts)
Operating revenues	$350,000	$408,434
Operating expenses:
Operating and maintenance	33,905	43,021
Selling, general and administrative	31,626	24,151
Separation and other transaction costs	984	256
Depreciation	66,772	59,460
Amortization of intangible assets	16,204	14,540
Impairments of long-lived assets	—	305,459
Total operating expenses	149,491	446,887
Operating income (loss)	200,509	(38,453)
Equity income	60,917	44,448
Other income	21,864	70
Net interest expense	86,411	65,606
Income (loss) before income taxes	196,879	(59,541)
Income tax expense	28,440	1,948
Net income (loss)	168,439	(61,489)
Net income attributable to noncontrolling interests	3,973	4,336
Net income (loss) attributable to ETRN	164,466	(65,825)
Preferred dividends	14,628	—
Net income (loss) attributable to ETRN common shareholders	$149,838	$(65,825)

Earnings (loss) per share of common stock attributable to ETRN common shareholders - basic	$0.35	$(0.26)
Earnings (loss) per share of common stock attributable to ETRN common shareholders - diluted	$0.35	$(0.26)

Weighted average common shares outstanding - basic	432,773	254,915
Weighted average common shares outstanding - diluted	432,821	254,915

EQUITRANS MIDSTREAM CORPORATION
GATHERING RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2020	2019

	(Thousands, except per day amounts)
FINANCIAL DATA	$145,533	$154,791
Firm reservation fee revenues(1)	87,118	144,700
Volumetric-based fee revenues	232,651	299,491
Total operating revenues
Operating expenses:	20,683	27,127
Operating and maintenance	21,930	18,462
Selling, general and administrative	—	256
Separation and other transaction costs	44,648	38,943
Depreciation	16,204	14,540
Amortization of intangible assets	—	298,652
Impairments of long-lived assets	103,465	397,980
Total operating expenses	$129,186	$(98,489)
Operating income (loss)

OPERATIONAL DATA
Gathering volumes (BBtu per day):	5,111	3,824
Firm capacity reservation(1)	3,080	4,406
Volumetric-based services	8,191	8,230
Total gathered volumes
	$90,452	$271,860
Capital expenditures(2)
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.
(2)Includes approximately $13.5 million and $6.7 million of capital expenditures related to noncontrolling interests in Eureka for the three months ended September 30, 2020 and 2019, respectively.

EQUITRANS MIDSTREAM CORPORATION
TRANSMISSION RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2020	2019

FINANCIAL DATA	(Thousands, except per day amounts)
Firm reservation fee revenues	$84,612	$81,990
Volumetric-based fee revenues	8,717	5,309
Total operating revenues	93,329	87,299
Operating expenses:
Operating and maintenance	8,653	8,976
Selling, general and administrative	7,557	5,286
Depreciation	13,659	13,347
Total operating expenses	29,869	27,609
Operating income	$63,460	$59,690

Equity income	$60,917	$44,448

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day):
Firm capacity reservation	2,950	2,786
Volumetric-based services	29	29
Total transmission pipeline throughput	2,979	2,815

Average contracted firm transmission reservation commitments (BBtu per day)	3,859	3,650

Capital expenditures(1)	$6,721	$16,296
(1)Transmission capital expenditures do not include capital contributions made to the MVP JV for the MVP and MVP Southgate projects of approximately $65.6 million and $211.7 million for the three months ended September 30, 2020 and 2019, respectively.

EQUITRANS MIDSTREAM CORPORATION
WATER RESULTS OF OPERATIONS

	Three Months Ended September 30,
	2020	2019

FINANCIAL DATA	(Thousands)
Firm reservation fee revenues(1)	$9,005	$840
Volumetric based fee revenues	15,015	20,804
Water services revenues	24,020	21,644
Operating expenses:
Operating and maintenance	4,569	6,918
Selling, general and administrative	1,228	97
Depreciation	8,105	6,907
Total operating expenses	13,902	13,922
Operating income	$10,118	$7,722

OPERATIONAL DATA
Water volumes (MMgal)
Firm capacity reservation(1)	126	42
Volumetric based services	307	481
Total water volumes	433	523

Capital expenditures	$2,530	$13,466
(1)Includes revenues and volumes, as applicable, from contracts with MVCs.

Source: Equitrans Midstream Corporation